UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2015

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Train Travel Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 E. Commercial Blvd., PH-D, Ft. Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-202-9770

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2015, Train Travel Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing the completion of the Share Exchange Agreement with Turnkey Home Buyers USA, Inc. (“Turnkey”). By this Amendment No. 1 to the Original Report, the Company is providing the required financial statements and pro forma financial information. This Current Report on Form 8-K does not amend or modify the Original Report, except as to Item 9.01.

Item 9.01 – Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

The audited balance sheets, statements of operations, statements of changes in stockholders’ equity, statements of cash flows, and the notes thereto of Turnkey as of and for the period from September 12, 2014 (Inception) through December 31, 2014 and the related independent auditors report of Baum & Company, P.A. are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

The interim balance sheets, statements of operations, statements of cash flows, and the notes thereto of Turnkey as of and for the three and six months ended June 30, 2015 and 2014 are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)

Pro forma Financial Information.

The required unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2015 and year ended December 31, 2014 are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)

Exhibits

Exhibit

Number

Description

23.1*

Consent of Independent Registered Public Accounting Firm

99.1*

Audited financial statements and notes for Turnkey Home Buyers USA, Inc.

99.2*

Interim financial statements and notes for Turnkey Home Buyers USA, Inc.

99.3*

Pro forma financial information

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 16, 2015	Train Travel Holdings, Inc.

	By:	/s/ Neil Swartz
Neil Swartz President and Chief Executive Officer

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